Exhibit 10.1

QUALITY SYSTEMS, INC.

AMENDED AND RESTATED

1998 STOCK OPTION PLAN

NOTICE: QUALIFIED OPTIONS UNDER THIS PLAN BEAR RESTRICTIONS GOVERNED BY SECTION 422 OF THE INTERNAL REVENUE CODE. PLAN PARTICIPANTS ARE URGED TO READ SECTION 422 AND TO UNDERSTAND THE RESTRICTIONS CONTAINED THEREIN. NOT ALL SECTION 422 RESTRICTIONS ARE REFERENCED IN THIS PLAN. OPTIONS GRANTED HEREUNDER MAY BEAR RESTRICTIONS IMPOSED BY FEDERAL AND STATE SECURITIES LAWS. PLAN PARTICIPANTS ARE URGED TO CONSULT WITH THEIR TAX AND LEGAL ADVISORS CONCERNING THE NATURE AND RESTRICTIONS UPON THE OPTIONS GOVERNED HEREBY.

1.	Purposes.

(a)           The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants of the Company and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of Incentive Stock Options and Nonstatutory Stock Options, as defined below.

(b)           The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants of the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c)           The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to Section 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a certificate or certificates will be issued for shares purchased on exercise of such Options.

2.	Definitions.

(a)           “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b)	“Board” means the Board of Directors of the Company.
(c)	“Code ” means the Internal Revenue Code of 1986, as amended.

(d)           “Committee” means a Committee appointed by the Board in accordance with Section 3(c) of the Plan.

(e)	“Company” means Quality Systems, Inc., a California corporation.

(f)            “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(g)           “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed three (3) months, unless reemployment upon the expiration of such leave is guaranteed by contract, Company policies or statute; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

(h)	“Director ” means a member of the Board.

(i)            “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)           “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or market or is quoted on a system of automated dissemination of quotations of securities prices in common use, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such system or exchange on the day the Option is granted, or the last preceding date on which there was a sale of such Common Stock on such exchange or market if no sale occurred on the day the Option is granted, if said closing prices are reported;

(ii)           In the case that the Common Stock is listed on any established stock exchange or market or is quoted on a system of automated dissemination of quotations of securities prices in common use but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the closing bid and asked prices for the Common Stock on the day the Option is granted, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board, provided that such valuation shall take into account all available information material to the value of the company, including but not limited to the value of the tangible and intangible assets of the company, the present value of its anticipated future cash flows, the market value of the stock or equity interests in other entities engaged in substantially the same business, recent arm’s length transactions involving the sale of such stock, and other relevant factors.

(l)            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(m)	“Non-Employee Director” shall mean a Director who:

(i)            Is not currently an officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company;

(ii)           Does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of the Exchange Act;

(iii)          Does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of the Exchange Act; and

(iv)          Is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of the Exchange Act.

(n)           “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(o)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p)	“Option ” means a stock option granted pursuant to the Plan.

(q)           “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(r)	“Optionee ” means an Employee, Director or Consultant who holds an outstanding Option.

               (s)           “Participant” means an Employee, Director or Consultant who is granted Options.

(t)	“Plan ” means this 1998 Stock Option Plan.

(u)           “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(v)	“Securities Act” means the Securities Act of 1933, as amended.
3.	Administration.

(a)           The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b)           The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how Options shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option, the provisions of each Option granted (which need not be identical), including the vesting schedule for the Options, and the number of shares underlying such Options to be granted to each such person;

(ii)           To construe and interpret the Plan and Options granted under it, and to establish amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(iii)	To amend the Plan as provided in Section 12; and

(iv)          Generally, to exercise such powers and to perform such acts as the Board deems necessary or advisable to promote the best interests of the Company.

(c)           The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”), all of the members of which Committee shall be Non-Employee Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.	Shares Subject to the Plan.

Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate One Million

(1,000,000) shares of the Company’s Common Stock. If any Option shall for any reason expire or otherwise terminates, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

5.	Eligibility.

(a)           Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

(b)           A Director shall be eligible for the benefits of the Plan provided that such Director’s participation conforms to the requirements of Rule 16b-3, if applicable.

(c)           No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant.

(d)           No person shall be eligible to receive an Option with respect to the stock of an Affiliate that is a subsidiary of the entity to which such person is providing direct services on the date of grant.

6.	Option Provisions.

Each Option shall cover a fixed number of shares of stock as of the date of grant, and shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)            Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted. In addition, any Option granted to a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate may not be made exercisable after the expiration of five (5) years from the date the Option is granted.

(b)            Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, the exercise price of any Incentive Stock Option granted hereunder to any stockholder possessing at least 10% of the total combined voting power of all classes of stock of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

(c)            Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, by delivering to the Company other shares of Common Stock of the Company (provided that the shares have been held for the period required to avoid a charge to the Company’s reported earnings), (iii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, by delivering to the Company all or any part of an Option granted under this Plan for a cashless exercise (provided that such cashless exchange will not result in a charge to the Company’s reported earnings), or (iv) by tendering any other form of legal consideration that may be acceptable to the Board.

(d)            Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option granted to an Optionee subject to Section 16 of the Exchange Act on the date of grant shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option granted to an Optionee who is not subject to Section 16 of the Exchange Act on the date of grant may not be transferable except by will or by the laws of descent and distribution, unless otherwise permitted by the Board, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or, subsequent to any permitted transfer, only by a permitted transferee. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee or in the case of a permitted transfer of a Nonstatutory Stock Option during the Optionee’s lifetime, shall thereafter be entitled to exercise the Option.

(e)            Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f)            Termination of Employment or Relationship as a Director or Consultant Other than by Disability or Death. In the event that an Optionee’s Continuous Status as an Employee, Director or Consultant is terminated either by the voluntary resignation by the Optionee or for cause by the Company, all Options granted to the Optionee shall terminate immediately. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant is terminated without cause by the Company, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date thirty (30) days after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option or the Option terminated as specified above, the shares covered by the unexercisable portion of the Option or terminated Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(g)            Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date three hundred sixty-five (365) days following such termination (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h)            Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death pursuant to Section 6(d), but only within the period ending on the earlier of (i) the date three hundred sixty-five (365) days following the date of death (or such longer period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.	Cancellation and Regrant of Option.

The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan, and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value or, in the case of a ten percent (10%) stockholder (as described in Section 5(c)) not less than one hundred ten percent (110%) of the Fair Market Value in the case of an Incentive Stock Option. Nothwithstanding the foregoing, the Board shall not modify or amend any outstanding Option in such a way as to extend the Option period beyond the original term of the Option at a time when the fair market value of the stock underlying the option is greater than the Exercise Price or to otherwise provide for the deferral of compensation under Section 409A of the Code.

8.           Covenants of the Company.

(a)           During the terms of the Options, the Company shall keep available at all times the number of shares of stock which would be issuable under such outstanding Options.

(b)           The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Options or any stock issued or issuable pursuant to any such Options. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.	Use of Proceeds from Stock.

Proceeds from the sale of Common Stock upon exercise of the Options shall constitute general funds of the Company.

10.	Miscellaneous.

(a)           Neither an Optionee nor any person to whom an Option is transferred under Section 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

(b)           Nothing in the Plan or any Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or other holder of Options with or without cause.

(c)           To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are granted are exercisable for the first time by an Optionee during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(d)           The Company may require any person to whom an Option is granted, or any person to whom an Option is transferred under Section 6(d), as a condition of exercising any Option, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(e)           To the extent provided by the terms of an Option Agreement, the person to whom an Option is granted may, at the discretion of the Board, satisfy any mandatory federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means or by a combination of such means: (1) tendering cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Option provided that such arrangement will not result in a charge to the Company’s reported earnings; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company that have been held for the period required to avoid a charge to the Company’s reported earnings. The exercise of the Option may be conditioned upon the receipt by the Company of satisfactory evidence of the Participant’s satisfaction of any withholding obligations.

11.	Adjustments Upon Changes in Stock.

(a)           Subject to any required action by stockholders, the number and type of (i) shares which have been authorized for issuance under this Plan but as to which Options have not yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, and (ii) shares which may be purchased upon the exercise of each outstanding Option, shall be appropriately changed and proportionately increased or decreased upon the occurrence of any change, increase or decrease in the number and type of issued shares of Common Stock of the Company, without receipt of consideration by the Company, which change results from a stock split, stock dividend, merger, consolidation, reorganization, reincorporation, recapitalization, combination of shares, change in corporate structure or other like capital adjustment. As a result of the foregoing adjustment, appropriate adjustment shall be made in the number and type of shares for which Options may be granted under this Plan and, upon the exercise of each then outstanding Option, the holders of such Options shall receive the number and type of securities which the holders would have received had the Options been exercised on the date preceding such change, increase or decrease. In the event of any such adjustment, the exercise price for each share shall be likewise adjusted in inverse proportion to the increase or decrease in the number of shares purchasable.

(b)           In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the time during which such Options vest may, at the discretion of the Board, be accelerated and the Options terminated if not exercised prior to such event.

12.	Amendment of the Plan.

(a)           The Board at any time, and from time to time, may amend the Plan provided that the implementation of such amendment by the Company complies with all applicable law.

(b)           The Board may in its sole discretion submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)           It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)           Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted, and (ii) such person consents in writing.

13.	Termination or Suspension of the Plan.

(a)           The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2007, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

14.	Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	Financial Information.

The Company will provide to each Optionee financial statements of the Company at least annually in accordance with Section 260.140.46 of Title 10 of the California Code of Regulations.